Exhibit 1.1

Edison International

$750,000,000
5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B

Underwriting Agreement

New York, New York

November 4, 2021

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the several Underwriters

Ladies and Gentlemen:

Edison International, a corporation organized under the laws of the State of California (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 750,000 shares ($750,000,000 aggregate liquidation value) 5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”), of the Company (the “Securities”). The terms of the Preferred Stock will be set forth in the Certificate of Determination of Preferences (the “Certificate of Determination”) to be filed with the Secretary of State of the State of California by the Company. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-258265) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus Supplement, each of which has previously been furnished to you and has become effective upon filing. The Company will next file with the Commission a Final Prospectus Supplement relating to the Securities in accordance with Rule 424(b). The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x).
(b)On each Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)As of the Initial Sale Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is, as the case may be, a “well-known seasoned issuer” (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)None of any Issuer Free Writing Prospectus, electronic road shows or the final term sheet, substantially in the form of Schedule II hereto (the “Final Term Sheet”), includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(g)The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(h)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.
(i)Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, except as otherwise stated therein, (i) there has not been any change in the capital stock of the Company (other than the issuance of shares of common stock upon exercise of stock options, the vesting of restricted stock units or the issuance of performance shares under, and the grant of options and awards under, equity incentive plans described in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, the issuance of Securities pursuant to this Agreement, and the issuance of shares of common stock pursuant to any equity incentive plans, dividend reinvestment plans, stock purchase plans, 401(k) plans or retirement savings plans referenced in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are materially consistent with past practice), or any material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except for the issuance of debt securities by Southern California Edison Company (as authorized by the California Public Utility Commission), neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(j)Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus Supplement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such

Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as publicly disclosed in filings made with the Commission; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule IV hereto and (b) certain other direct and indirect subsidiaries which individually and in the aggregate do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
(k)There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus Supplement or the Final Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Edison International” and the statements incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Considerations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), as supplemented by information contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which is incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, fairly summarize the matters therein described in all material respects.
(l)This Agreement has been duly authorized, executed and delivered by the Company.
(m)The Securities conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement; the Securities to be issued and sold pursuant to this Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will have the rights, preferences and priorities set forth in the Company’s articles of incorporation (including the Certificate of Determination) and will conform to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus Supplement; and the issuance and sale of the Securities are not and will not be subject to any preemptive or similar rights.
(n)The Certificate of Determination, the proposed form of which has been furnished to you, has been duly authorized by the Company and will have been duly executed and delivered by the Company and duly filed with the Secretary of State of the State of California before the Closing Date. The holders of the Preferred Stock will have the rights set forth in the Certificate of Determination upon filing of the Certificate of Determination with the Secretary of State of the State of California.
(o)The form of certificate used to evidence the Securities complies in all material respects with all applicable requirements of the law of the State of California, the

New York Stock Exchange and the Company’s articles of incorporation and by-laws, and has been duly authorized and approved by the Board of Directors of the Company.
(p)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by this Agreement or the Certificate of Determination, including the issuance and sale of the Securities, except such as have been obtained (i) under the Act, (ii) under the Exchange Act and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.
(q)Neither the issue and sale of the Securities, nor the compliance by the Company with all of the provisions of this Agreement and the Certificate of Determination, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the articles of incorporation, by-laws or other organizational documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.
(r)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement (the “Financial Statements”) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Company’s Form 10-K, incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement fairly present, on the basis stated in the Form 10-K, the information included therein. The financial information included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement complies with the requirements of Regulation G and Item 10(e) of Regulation S-K under the Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement fairly represents the information called for in all material respects and has been prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto.

(s)PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements of the Company as of December 31, 2020 and December 31, 2019 and for each of the three years in the period ended December 31, 2020, and the related financial statement schedule incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(t)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, in each case except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(u)The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.
(v)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined under Rule 13a-15(e) under the Exchange Act), and, as of September 30, 2021, such disclosure controls and procedures were effective.
(w)Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of incorporation, by-laws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, in the aggregate, have a Material Adverse Effect).

(x)The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(y)The Company and each of its subsidiaries (i) are in compliance with any and all applicable national and local U.S. federal and state laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to have or be in compliance with required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto). Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(z)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(aa)No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(bb)Each of the Company and its subsidiaries owns or leases all material properties as are necessary to the conduct of its operations as presently conducted.

(cc)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.
(dd)Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, except where the failure to satisfy such standard would not have a Material Adverse Effect; each pension plan established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan, has been determined by the Internal Revenue Service to be in all material respects designed in accordance with Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), and if such pension plan has subsequently been amended, the Company believes that each such pension plan, as amended, is designed in compliance with Section 401 of the Code; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, except in such cases where noncompliance would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(ee)Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters other than commercial paper.
(ff)There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with Section 401 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) related to loans.
(gg)None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(hh)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(ii)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(jj)Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price per Security of $990 (the “Purchase Price”), the respective number of Securities set forth opposite such Underwriter’s name in Schedule I hereto.
3.Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on November 12, 2021 or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Registration Statement, Disclosure Package and the Final Prospectus Supplement.
5.Agreements.  The Company agrees with the several Underwriters that:
(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus Supplement or any Preliminary Prospectus Supplement) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus Supplement, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus Supplement, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus Supplement or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)The Company will prepare the Final Term Sheet and will file the Final Term Sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.
(d)If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus Supplement to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus Supplement, the Company promptly will (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus Supplement; and (4) supply any amended or supplemented Final Prospectus Supplement to you in such quantities as you may reasonably request.
(e)As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.
(h)(i) The Company agrees that, unless it has obtained or obtains, as the case may be, the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or obtains, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing

Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any preferred stock or any other securities of the Company, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Preferred Stock or any securities convertible into or exchangeable for the preferred stock or such substantially similar securities of the Company (other than the Securities) or publicly announce an intention to effect any such transaction for a period commencing on the date hereof and ending on the Closing Date.
(j)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
6.Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities, as described in Section 2 hereof, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Initial Sale Time, the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)The Final Prospectus Supplement, and any amendment or supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus Supplement or otherwise) shall have been complied with in all material respects.
(b)The Company shall have requested and caused to be delivered (i) an opinion and, if not covered in such opinion, a negative assurance letter, of the General Counsel or the Assistant General Counsel of the Company, addressed to each of the Representatives and dated the Closing Date, covering the matters set forth below and (ii) an opinion, and, if not covered in such opinion, a negative assurance letter of Munger, Tolles & Olson LLP, counsel for the Company, addressed to each of the Representatives and dated the Closing Date, covering the matters set forth on Schedule V hereto:
(i)each of the Company and SCE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California;
(ii)each of the Company and SCE has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, as described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement;
(iii)the Company has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform its obligations under this Agreement and to offer, issue, sell and deliver the Securities;
(iv)the Certificate of Determination has been duly authorized, executed and delivered by the Company;
(v)the Securities have been duly authorized and validly issued by the Company, are fully paid and non-assessable, and are free and clear of any preemptive rights under the articles of incorporation or by-laws of the Company or the Corporate Code of the State of California;
(vi)there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property which, in any such case, is required by the Act or the Exchange Act, or the rules and regulations thereunder, to be described in the Registration Statement, the Preliminary Prospectus Supplement or the Final Prospectus Supplement that is not described as so required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the

Preliminary Prospectus Supplement and the Final Prospectus Supplement under the headings “Legal Matters” and “Edison International” or incorporated by reference into the Preliminary Prospectus Supplement and the Final Prospectus Supplement from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Considerations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by information contained in the Company’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any, which is incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, fairly summarize the matters therein described in all material respects; and the statements set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Certain Terms of the Series B Preferred Stock” and in the Base Prospectus under the heading “Description of Capital Stock-Preferred Stock,” insofar as those statements purport to summarize certain provisions of the Securities, are accurate summaries in all material respects;
(vii)the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and any amendment or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;
(viii)this Agreement has been duly authorized, executed and delivered by the Company;
(ix)no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained (i) under the Act and the rules and interpretations of the Commission thereunder, and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and such other approvals (specified in such opinion) as have been obtained;
(x)none of the execution and delivery of this Agreement or the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the articles of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) where such breach or violation, or lien, charge or encumbrance would not have a Material Adverse Effect;
(xi)no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and
(xii)the Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

Such opinion will also include language to the effect that such counsel has no reason to believe that, as of the Initial Sale Time, the documents included in the Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Such opinion will also include language to the effect that counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus Supplement as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Such counsel may render such opinion subject to such exceptions and qualifications as are reasonable or customary under the circumstances and acceptable to counsel for the Underwriters, including, with respect to opinions (iv) and (v) above, an assumption that the law of the State of California governs the Securities. References to the Final Prospectus Supplement in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such letter and opinion or opinions, dated the Closing Date and addressed to the Representatives as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer or Treasurer of the Company, dated the Closing Date, to the effect that he has carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, any supplements or amendments thereto and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement or notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(e)The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, including confirmation that (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”); (ii) they have performed an audit of the consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, and the related financial statement schedule; and (iii) they have performed the procedures specified by the PCAOB AS 4105, Reviews of Interim Financial Information, on the unaudited consolidated financial statements of the Company for the three-month, six-month and nine-month periods, as applicable, ended March 31,

2021 and 2020, June 30, 2021 and 2020 and September 30, 2021 and 2020, and as of March 31, 2021, June 30, 2021 and September 30, 2021.
(f)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(g)Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that either indicates a negative change or does not indicate the direction of the possible change.
(h)Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(i)Prior to the Closing Date, the Company shall have furnished confirmation of the filing of the Certificate of Determination from the Secretary of State of the State of California in a form satisfactory to counsel of the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, NY, on the Closing Date.

7.Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus, any electronic road show or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus Supplement regarding delivery of the Securities and, under the heading of the Final Prospectus Supplement labeled “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters by the Representatives for inclusion in the Final Prospectus Supplement.
(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount pursuant to this paragraph (d) in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this

Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Certain Acknowledgements by the Company.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
11.Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
12.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
13.Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile or electronic mail transmission to each of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: (646) 291-1469); Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IB CM&A Legal (Fax: (212) 325-4296); and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets (Fax: (212) 205-7920); or, if sent to the Company, will be mailed, delivered or sent by electronic mail transmission to Edison International, Treasurer, 2244 Walnut Grove Ave., Rosemead, California 91770 and confirmed to the attention of the General Counsel at the same address, c/o Kathleen Brennan de Jesus (email: Kathleen.Brennandejesus@sce.com).
15.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
17.Applicable Law and Waiver of Jury Trial. (a)  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
(b)The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
20.Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.
21.Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement, as amended and supplemented to the Initial Sale Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the Final Term Sheet and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Sale Time” shall mean 4:10 p.m. (Eastern time) on the date of this Underwriting Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean, with respect to the Company, any effect that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EDISON INTERNATIONAL

By: /s/ Robert C. Boada

Name:	Robert C. Boada
Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By: /s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

Barclays Capital Inc.

By: /s/ Lindsey VanEgmond
Name: Lindsey VanEgmond
Title: Managing Director

Credit Suisse Securities (USA) LLC

By: /s/ Nevin Bhatia
Name: Nevin Bhatia
Title: Managing Director

MIZUHO SECURITIES USA LLC

By: /s/ Brittany Starck Pinkerton
Name: Brittany Starck Pinkerton
Title: Managing Director

For themselves and the other several Underwriters

named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Securities
Citigroup Global Markets Inc.	131,250
Barclays Capital Inc.	131,250
Credit Suisse Securities (USA) LLC	131,250
Mizuho Securities USA LLC	131,250
BNY Mellon Capital Markets, LLC	50,000
SMBC Nikko Securities America, Inc.	50,000
Truist Securities, Inc.	50,000
Cabrera Capital Markets LLC	12,500
CastleOak Securities, L.P.	12,500
C.L. King & Associates, Inc.	12,500
Guzman & Company	12,500
Mischler Financial Group, Inc.	12,500
Tribal Capital Markets, LLC	12,500
Total	750,000

SCHEDULE II

$750,000,000
5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B

SUMMARY OF TERMS

Security:	5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”)
Issuer:	Edison International (“EIX”)
Size:	750,000 shares of Series B Preferred Stock
Aggregate Liquidation Preference:	$750,000,000
Anticipated Ratings*:	Ba2 / BB+ / BB (Stable / Stable / Stable) (Moody's / S&P / Fitch)
Trade Date:	November 4, 2021
Settlement Date**:	November 12, 2021 (T+5)
Maturity:	Perpetual (unless redeemed by EIX as described below under “Optional Redemption”)
Public Offering Price:	$1,000 per share
Liquidation Preference:	$1,000 per share
Dividend Rate (Cumulative):

From and including the Settlement Date to, but excluding, March 15, 2027 (the “First Reset Date”), 5.00% per annum. For each Reset Period (as defined in the preliminary prospectus supplement dated November 4, 2021 relating to the Series B Preferred Stock (the “Preliminary Prospectus”)) on and after the First Reset Date, a per annum rate equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent Reset Dividend Determination Date (as defined in the Preliminary Prospectus), plus a spread equal to:

●
in respect of each Reset Period commencing on or after the First Reset Date but before March 15, 2032, 3.901% (the “Initial Margin”);
●
in respect of each Reset Period commencing on or after March 15, 2032 but before March 15, 2047, 4.151% (the Initial Margin plus 0.25%); and
●
in respect of each Reset Period commencing on or after March 15, 2047, 4.901% (the Initial Margin plus 1.00%).

Dividend Payment Dates:	March 15 and September 15 of each year, commencing on March 15, 2022 (short first dividend period).
Optional Redemption:

EIX may, at its option, redeem the Series B Preferred Stock:

-
in whole or in part, from time to time, on any day during any Par Call Period at a redemption price in cash equal to $1,000 per share; or

-
in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by EIX following the occurrence of a Ratings Event (as defined in the Preliminary Prospectus), or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $1,020 per share, plus, in each case, but subject to certain exceptions, all accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.
Par Call Period:	With respect to any Reset Date, including the First Reset Date, the period from and including the December 15 immediately preceding such Reset Date through and including such Reset Date.
Reset Date:	The First Reset Date and March 15 of every fifth year after 2027.
Intention Regarding Redemption or Repurchase:

In the event EIX redeems or repurchases any shares of the Series B Preferred Stock, EIX intends (without thereby assuming a legal obligation), subject to standard exceptions, to do so only to the extent the aggregate redemption or repurchase price is equal to or less than the net proceeds, if any, EIX receives from new issuances by the issuer or a subsidiary of it prior to the date of such redemption or repurchase of securities which are assigned by S&P at the time of sale or issuance an aggregate equity credit that is equal to or greater than the equity credit assigned to the shares of the Series B Preferred Stock to be redeemed or repurchased.

Listing:	None.
CUSIP/ISIN:	281020AT4 / US281020AT41
Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. Credit Suisse Securities (USA) LLC Mizuho Securities USA LLC BNY Mellon Capital Markets, LLC SMBC Nikko Securities America, Inc. Truist Securities, Inc.

Co-Managers:	Cabrera Capital Markets LLC CastleOak Securities, L.P. C.L. King & Associates, Inc. Guzman & Company Mischler Financial Group, Inc. Tribal Capital Markets, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Stock on the Trade Date and the next two business days will be required, by virtue of the fact that the Series B Preferred Stock initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Barclays Capital Inc. at 1-888-603-5847, Credit Suisse Securities (USA) LLC at 1- 800-221-1037 or Mizuho Securities USA LLC at 1-866-271-7403.

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

NONE

SCHEDULE IV

List of Significant Subsidiaries of the Company

Southern California Edison Company

SCHEDULE V

Legal Opinion Matters

1.The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2.The Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to the Underwriters by the Company pursuant to the Underwriting Agreement against payment of the consideration therefor as set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

3.No consent, approval, authorization, order, registration, qualification or filing of or with any United States federal or California governmental agency or instrumentality is required on the part of the Company for the issuance of the Securities as contemplated by the Underwriting Agreement, except those as have been obtained or made or are required under federal securities laws.

4.The issuance of the Securities by the Company as contemplated by the Underwriting Agreement does not (i) violate the provisions of the EIX Articles or the EIX Bylaws or (ii) violate any federal law of the United States of America or law of the State of California known to us to which the Company is subject.

5.The statements set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Certain Terms of the Series B Preferred Stock” and in the Base Prospectus under the heading “Description of Capital Stock-Preferred Stock”, to the extent those statements purport to summarize the documents referred to therein, are accurate summaries in all material respects, except to the extent that information was omitted from the Preliminary Prospectus Supplement pursuant to Rule 430B of the Act.

6.Although the discussion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Material United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of purchase, ownership and disposition of the Securities, such discussion, to the extent it constitutes a summary of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, constitutes an accurate summary of the matters discussed therein in all material respects. Except as set forth in the prior sentence, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Securities or of any transactions related to or contemplated by such issuances.

7.The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

8. The Company has the corporate power and authority to issue, sell and deliver the Securities as contemplated by the Underwriting Agreement, and each of the Company and Southern California Edison Company has the corporate power and authority to own and lease its properties and conduct its business as described in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Base Prospectus.